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Amended and Restated Credit Agreement
C.E. Services Inc.
August 1, 1994



               AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT

     THIS AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT (as further amended, modified and/or supplemented from time to time, the "Agreement") dated as of August 1, 1994 (the "Effective Date"), is by and between C. E. SERVICES, INC., a Texas corporation, ("Borrower") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, (the "Bank") and is effective as of the Effective Date.

     WHEREAS, effective September 30, 1992, Borrower and Bank entered into a Credit Agreement (as amended, the "Original Agreement"), under the terms of which the Bank agreed to make a loan or loans to Borrower from time to time before the Termination Date as defined therein, not to exceed at any one time outstanding the lesser of a borrowing base or $1,500,000.00. The Original Agreement was amended by First Amendment to Credit Agreement dated as of October 1, 1993, Second Amendment to Credit Agreement dated as of November 15, 1993, Third Amendment to Credit Agreement dated as of March 15, 1994, and Fourth Amendment to Credit Agreement dated as of May 2, 1994; and

     WHEREAS, effective July 1, 1993, Borrower and Bank entered into a Credit Agreement for Discretionary Loans (as amended, the "Original Agreement for Discretionary Loans"), under the terms of which the Bank agreed to make a loan or loans to Borrower from time to time before the Termination Date as defined therein, not to exceed at any one time outstanding $2,000,000.00. The Original Agreement for Discretionary Loans was amended by First Amendment to Credit Agreement dated as of October 1, 1993, Second Amendment to Credit Agreement dated as of November 15, 1993, Third Amendment to Credit Agreement dated as of March 15, 1994, Fourth Amendment to Credit Agreement dated as of May 7, 1994, and Fifth Amendment to Credit Agreement dated as of May 7, 1994 (the Original Agreement and the Original Agreement for Discretionary Loans are sometimes hereinafter referred to collectively as the "Original Agreements"); and

     WHEREAS, Borrower and Bank wish to amend, restate and consolidate the Original Agreements in their entirety.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank hereby agree as follows:

1.   LOANS UNDER THE COMMITMENT.

REVOLVING CREDIT NOTE 1.1 Subject to the terms and conditions hereof, the Bank agrees to make a loan or loans (the "Commitment Loans" or "Commitment Loan") to Borrower from time to time before the Termination Date (as defined herein), not to exceed at any one time outstanding the lesser of the Borrowing Base (as defined herein) or $1,500,000.00 (the "Commitment"), Borrower having the right to borrow, repay and reborrow. The Bank and the Borrower agree that Chapter 15 of the Texas Credit Code shall not apply to this Agreement, the Commitment Note or any Commitment Loan. The Commitment Loans shall be evidenced by and shall bear interest and be payable as provided in the promissory note of Borrower dated the Effective Date (together with any and all renewals, extensions, modifications, replacements, and rearrangements thereof and substitutions therefor, the "Commitment Note") which is given in renewal, modification and extension of that certain promissory note dated May 2, 1994, in the original principal amount of $1,500,000.00 (the "Existing Committed Note"). The parties hereto agree that there is as of July 21, 1994, an outstanding principal balance of $ - 0 - under the Existing Committed Note. The purpose of the Commitment Loans is to support accounts receivables and the purchase of inventory.

BORROWING BASE REPORT 1.2 Within 25 days after the end of every month, the Borrower shall furnish the Bank a Borrowing Base report and Compliance Certificate substantially in



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the form of EXHIBIT A and EXHIBIT B (respectively, "Borrowing Base Report" and
"Compliance Certificate"). Unless specifically waived in writing by the Bank, each Borrowing Base Report shall be accompanied by accounts receivable agings and listings, listings of invoices relating to customer prepayments or deposits which have not been applied as credits, listings of accounts receivable which represent 12 month maintenance contracts, and listings of accounts receivable-future billings, and, if requested by Bank, inventory listings.

BORROWING BASE 1.3 The Borrowing Base shall be the Amount Available for Borrowing on each Borrowing Base Report, subject to verification by the Bank. The calculation of the Borrowing Base shall utilize the eligibility criteria, borrowing base factors and dollar ceilings for various components as are specified in the attached EXHIBIT A, incorporated herein by reference.

REQUIRED PAYDOWNS 1.4 If the unpaid amount of the Commitment Loans at any time exceeds the Borrowing Base then in effect, the Borrower shall make a paydown on the Commitment Note in an amount sufficient to reduce the total unpaid balance of the Commitment Note to an amount no greater than the Borrowing Base. Such paydown shall be accompanied by: (a) all accrued and unpaid interest on the amount prepaid; and (b) any prepayment charge required by the note on which a prepayment is made and shall be due concurrently with the Borrowing Base Report.

COMMITMENT FEE  1.5  The Commitment is not subject to a commitment fee.

LOAN DOCUMENTS 1.6 The Commitment Loans and all other obligations and indebtedness of the Borrower to the Bank are entitled to the benefit of the Loan Documents.

PAST DUE AMOUNTS 1.7 Each amount due to the Bank in connection with the Loan Documents shall bear interest from its due date until paid at the Past Due Rate (as defined in the Commitment Note).

2.   LOANS UNDER THE DISCRETIONARY LINE.

REVOLVING CREDIT NOTE 2.1 Subject to the terms and conditions hereof, the Bank agrees to make a loan or loans (the "Discretionary Loans" or "Discretionary Loan") to Borrower from time to time before the Termination Date (as defined herein), not to exceed at any one time outstanding $2,000,000.00 (the "Discretionary Line"), Borrower having the right to borrow, repay and reborrow. Each Discretionary Loan will be in a maximum amount of 70% of the amount of the contract for the purchase of Borrower's inventory of computer hardware. Each Discretionary Loan will be outstanding for not more than 60 days. The Discretionary Loans shall be for the purpose of the support of short term cash needs for the purchase of computer hardware. The Bank and the Borrower agree that Chapter 15 of the Texas Credit Code shall not apply to the Discretionary Note or any Discretionary Loan. The Discretionary Loans shall be evidenced by and shall bear interest and be payable as provided in the promissory note of Borrower dated the Effective Date (together with any and all renewals, extensions, modifications, replacements, and rearrangements thereof and substitutions therefor, the "Discretionary Note") which is given in renewal, modification and extension of that certain promissory note dated May 7, 1994, in the original principal amount of $2,000,000.00 (the "Existing Discretionary Note"). The parties hereto agree that there is as of July 21, 1994, an outstanding principal balance of $ - 0 - under the Existing Discretionary Note. THE BANK IS NOT OBLIGATED IN ANY WAY TO MAKE ANY DISCRETIONARY LOANS UNDER THIS
SECTION 2 AND NOTHING HEREIN OR IN ANY OTHER AGREEMENTS, DOCUMENTS, INSTRUMENTS, CERTIFICATES OR OTHER WRITINGS EXECUTED OR DELIVERED IN CONNECTION WITH OR PURSUANT TO THE TERMS OF ANY OF THE FOREGOING, OR THE DISCRETIONARY LINE IS INTENDED OR TO BE CONSTRUED AS A COMMITMENT ON THE PART OF THE BANK OR ANY SUBSEQUENT OWNER OR HOLDER OF THE DISCRETIONARY NOTE TO MAKE ANY LOAN UNDER THIS
SECTION 2 OR UNDER THE DISCRETIONARY LINE OR UNDER THE DISCRETIONARY NOTE. ALL DISCRETIONARY LOANS HEREUNDER OR UNDER THE DISCRETIONARY LINE OR UNDER THE DISCRETIONARY NOTE SHALL BE AT THE SOLE AND ABSOLUTE DISCRETION OF THE BANK OR ANY SUBSEQUENT OWNER OR HOLDER OF THE DISCRETIONARY NOTE AND THE BANK OR ANY SUBSEQUENT OWNER OR HOLDER OF THE DISCRETIONARY NOTE MAY, FOR ANY REASON OR NO REASON AT ALL, REFUSE TO MAKE ANY DISCRETIONARY LOAN TO THE MAKER HEREUNDER OR UNDER THE DISCRETIONARY LINE OR UNDER THE DISCRETIONARY NOTE.



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FEE  2.2  Each Discretionary Loan made by Bank to Borrower hereunder shall be subject to a fee equal to the greater of (i) one quarter of one percent (.25%) of the amount of each such Discretionary Loan or (ii) $1,000.00.

LOAN DOCUMENTS 3.2 The Discretionary Loans and all other obligations and indebtedness of the Borrower to the Bank are entitled to the benefit of the Loan Documents.

PAST DUE AMOUNTS 3.3 Each amount due to the Bank in connection with the Loan Documents shall bear interest from its due date until paid at the Past Due Rate (as defined in the Discretionary Note).

(The Commitment Line and the Discretionary Line may hereinafter be referred to collectively as the "Line"; the Commitment Note and the Discretionary Note may hereinafter be referred to collectively as the "Note" or "Notes"; the Commitment Loan or Commitment Loans and the Discretionary Loan or Discretionary Loans may hereinafter be referred to collectively as the "Loan" or "Loans".)


3.   CONDITIONS PRECEDENT TO COMMITMENT LOANS.

COMMITMENT LOANS 3.1 The obligation of the Bank to make any Commitment Loan is subject to satisfaction of the following conditions precedent: (a) the Bank shall have received the following, all of which shall be duly executed and in Proper Form: (1) if requested by Bank, a Request for Loan, substantially in the form of EXHIBIT C, not later than noon of the Business Day of the proposed Commitment Loan; (2) a Borrowing Base Report within the time provided by SECTION
1.2 of this Agreement; and (3) such other documents as the Bank may reasonably require; (b) no Event of Default shall have occurred and be continuing and no grace period shall be running; and (c) the making of the Commitment Loan shall not be prohibited by, or subject the Bank to any penalty or onerous condition under, any Legal Requirement. "BUSINESS DAY" means a day when the main office of the Bank is open for the conduct of commercial lending business.

FIRST LOAN 3.2 In addition to the matters described in the preceding section, the obligation, if any, of the Bank to make the first Commitment Loan is subject to the receipt by the Bank of all of the Loan Documents specified on ANNEX I, all of which shall be in Proper Form.

4.   CONDITIONS PRECEDENT TO DISCRETIONARY LOANS.

DISCRETIONARY LOANS 4.1 The Bank shall consider making Discretionary Loans upon the satisfaction of the following conditions precedent: (a) the Bank shall have received the following, all of which shall be duly executed and in Proper
Form: (1) if requested by Bank, a Request for Loan, substantially in the form of EXHIBIT C, not later than noon of the Business Day of the proposed Discretionary Loan; (2) the contract for the purchase of the computer hardware being purchased by Borrower; (3) the contract for the sale of the computer hardware being purchased by Borrower; and (4) such other documents as the Bank may reasonably require; (b) no Event of Default shall have occurred and be continuing and no grace period shall be running; and (c) the making of the Discretionary Loan shall not be prohibited by, or subject the Bank to any penalty or onerous condition under, any Legal Requirement.

FIRST LOAN 4.2 In addition to the matters described in the preceding section, the Bank shall not consider making Discretionary Loans until the receipt by the Bank of all of the Loan Documents specified on ANNEX I, all of which shall be in Proper Form.

5.   REPRESENTATIONS AND WARRANTIES.

To induce the Bank to enter into this Agreement and to make the Commitment Loans and to consider making the Discretionary Loans, the Borrower represents and warrants as of the Effective Date and as of the date of each Request for Loan:


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ORGANIZATION AND STATUS  5.1  Borrower and each Subsidiary of Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; has all power and authority to conduct its business as presently conducted; and is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification desirable. Borrower has no Subsidiary other than
C. E. Services (Europe) Limited, a U.K. Company, which is wholly-owned by Borrower.

FINANCIAL STATEMENTS 5.2 All financial statements delivered to the Bank are complete and correct and fairly present, in accordance with generally accepted accounting principles, consistently applied ("GAAP"), the financial condition and the results of operations of Borrower and each Subsidiary of Borrower as at the dates and for the periods indicated. No material adverse change has occurred in the assets, liabilities, financial condition, business or affairs of Borrower or any Subsidiary of Borrower since the dates of such financial statements. Borrower is not, and no Subsidiary of Borrower is, subject to any instrument or agreement materially and adversely affecting its financial condition, business or affairs.

ENFORCEABILITY 5.3 The Loan Documents are legal, valid and binding obligations of the Parties enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally. The execution, delivery and performance of the Loan Documents have all been duly authorized by all necessary action; are within the power and authority of the Parties; do not and will not contravene or violate any Legal Requirement or the Organizational Documents of the Parties; and do not and will not result in the breach of, or constitute a default under, any agreement or instrument by which the Parties or any of their respective Property may be bound or affected.

COMPLIANCE 5.4 Borrower and each Subsidiary of Borrower has filed and paid all taxes shown thereon to be due, except those for which extensions have been obtained and those which are being contested in good faith. Borrower and each Subsidiary of Borrower is in compliance with all applicable Legal Requirements and manages and operates (and will continue to manage and operate) its business in accordance with good industry practices. Neither Borrower nor any Subsidiary of Borrower is in default in the payment of any other indebtedness or under any agreement to which it is a party. All consents, permissions and registrations of or with any Governmental Authority or other Person required in connection with the execution, delivery and performance of the Loan Documents have been obtained.


LITIGATION 5.5 Except as heretofore disclosed to the Bank in writing, there is no litigation or administrative proceeding pending or, to the knowledge of Borrower, threatened against, nor any outstanding judgment, order or decree affecting, Borrower or any Subsidiary of Borrower before or by any Governmental Authority. Neither Borrower nor any Subsidiary of Borrower is in default with respect to any judgment, order or decree of any Governmental Authority.

TITLE AND RIGHTS 5.6 Borrower and each Subsidiary of Borrower has good and marketable title to its Property, free and clear of any Lien except for Liens permitted by this Agreement and the other Loan Documents. Except as otherwise expressly stated in the Loan Documents or permitted by this Agreement, the Liens of the Loan Documents will constitute valid and perfected first and prior Liens on the Property described therein, subject to no other Liens whatsoever. Borrower and each Subsidiary of Borrower possesses all permits, licenses, patents, trademarks and copyrights required to conduct its business. All easements, rights-of-way and other rights necessary to the maintenance and operation of the Property of the Borrower and each Subsidiary of Borrower have been obtained and are in full force and effect.

REGULATION U 5.7 None of the proceeds of any Loan or Note has been or will be used for the purpose of purchasing or carrying, directly or indirectly, any margin stock or for any other purpose which would make this credit a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.


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ENVIRONMENT  5.8  Neither Borrower nor any Subsidiary of Borrower has generated, handled, used, stored or disposed of any hazardous or toxic waste or substance, on or off its premises (whether or not owned by it), other than in accordance with applicable Legal Requirements. Neither Borrower nor any Subsidiary of Borrower has material contingent liability with respect to noncompliance with environmental or hazardous waste laws or has not received any notice that it or any of its Property or operations is not in compliance with, or that any Governmental Authority is investigating its compliance with, any environmental or hazardous waste laws.

STATEMENTS BY OTHERS 5.9 All statements made by or on behalf of Borrower or any Subsidiary of Borrower or any other of the Parties in connection with any Loan Document shall constitute the representations and warranties of the Borrower hereunder.

PARENT 5.10 Borrower is a wholly owned Subsidiary of North Star Universal, Inc. ("Parent").

6.   AFFIRMATIVE COVENANTS.

The Borrower covenants and agrees with the Bank that prior to the termination of this Agreement, Borrower will do, and, if necessary, cause to be done, and cause its Subsidiaries to do, each and all of the following:

CORPORATE FUNDAMENTALS 6.1 At all times: (a) pay when due all taxes and governmental charges of every kind upon it or against its income, profits or Property, unless and only to the extent that the same shall be contested in good faith and adequate reserves have been established therefor; (b) renew and keep in full force and effect all of its licenses, permits and franchises; (c) do all things necessary to preserve its corporate existence and its qualifications and rights in all jurisdictions where such qualification is necessary or desirable;
(d) comply with all applicable Legal Requirements in respect of the conduct of its business and the ownership of its Property; and (e) cause its Property to be protected, maintained and kept in good repair and make all replacements and additions to its Property as may be reasonably necessary to conduct its business properly and efficiently.

INSURANCE 6.2 Maintain insurance with such reputable insurers, on such of its Property and personnel, in such amounts and against such risks as is customary with similar Persons or as may be reasonably required by the Bank, and furnish the Bank satisfactory evidence thereof promptly upon request. These insurance provisions are cumulative of the insurance provisions of the other Loan Documents. The Bank shall be named as a beneficiary of such insurance as its interest may appear and the Borrower shall provide the Bank with copies of the policies of insurance and a certificate of the insurer that the insurance required by this section may not be canceled, reduced or affected in any manner without 30 days' prior written notice to the Bank.

FINANCIAL INFORMATION 6.3 Furnish to the Bank one copy of each of the following: (i)(a) as soon as available and in any event within 90 days after the end of each fiscal year of Borrower, Borrower's audited annual financial statements, prepared in conformity with GAAP, accompanied by a report and opinion of independent certified public accountants satisfactory to Bank; (b) as soon as available and in any event within 25 days after the end of each month, the monthly income statement and balance sheet of Borrower for such period, and for the year to date, prepared in conformity with GAAP accompanied by computations and work papers to establish compliance or noncompliance with the financial covenants set forth in SECTION 7.3; (c) as soon as available and in any event within 25 days after the end of each month, the monthly borrowing base calculation, a listing of accounts receivable agings and a Compliance Certificate; (d) copies of special audits, studies, reports and analysis prepared for the management of Borrower by outside parties; and (e) promptly after such request is submitted to the appropriate Governmental Authority, any request for waiver of funding standards or extension of amortization periods with respect to any employee benefit plan; (ii) as soon as available and in any event within 120 days of the end of each fiscal year of Parent, Parent's annual financial statements, prepared in conformity with GAAP,


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accompanied by a report and opinion of independent certified public accountants satisfactory to Bank; and (iii) for Borrower and Parent, such other information relating to the financial condition and affairs of the Borrower and Parent as from time to time may be requested by the Bank in its discretion.

MATTERS REQUIRING NOTICE 6.4 Notify the Bank immediately upon acquiring knowledge of (a) the institution or threatened institution of any lawsuit or administrative proceeding which, if adversely determined, might adversely affect Borrower; (b) the occurrence of any material adverse change in the assets, liabilities, financial condition, business or affairs of Borrower or Parent; (c) the occurrence of any Event of Default; or (d) any reportable event or any prohibited transaction in connection with any employee benefit plan.

INSPECTION 6.5 Permit the Bank and its affiliates to inspect and photograph its Property, to examine its files, books and records and make and take away copies thereof, and to discuss its affairs with its officers and accountants, all at such times and intervals and to such extent as the Bank may reasonably desire, including, but not limited to, semi-annual audits of Borrower by Bank, the cost of which shall not exceed $2,000.00 per audit and which shall be paid on demand by Borrower.

ASSURANCES 6.6 Promptly execute and deliver any and all other and further agreements, documents, instruments, and other writings which may be requested by the Bank to cure any defect in the execution and delivery of any Loan Document or more fully to describe particular aspects of the agreements set forth in the Loan Documents or intended to be set forth.

CERTAIN CHANGES 6.7 Notify the Bank at least 30 days prior to the date that any Party changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records or the location of any of the Collateral.

7.   NEGATIVE COVENANTS.

The Borrower covenants and agrees with the Bank that prior to the termination of this Agreement, no Borrower and no Subsidiary of Borrower will:

INDEBTEDNESS 7.1 Create, incur, suffer or permit to exist, or assume or guarantee, directly or indirectly, or become or remain liable with respect to any Indebtedness, contingent or otherwise, EXCEPT:

(a) Indebtedness to the Bank, or secured by Liens permitted by this Agreement, or otherwise approved in writing by the Bank, and all renewals and extensions (but not increases) thereof; and

(b) current accounts payable and unsecured current liabilities, not the result of borrowing, to vendors, suppliers and persons providing services, for expenditures for goods and services normally required by it in the ordinary course of business and on ordinary trade terms; and

(c) Subordinated Debt to Parent made after the Effective Date, the proceeds of which are used exclusively for the purchase of Borrower's inventory and to support Borrower's accounts receivable.

LIENS 7.2 Create or suffer to exist any Lien upon any of its Property now owned or hereafter acquired, or acquire any Property upon any conditional sale or other title retention device or arrangement or any purchase money security agreement; or in any manner directly or indirectly sell, assign, pledge or otherwise transfer any of its accounts or other Property, EXCEPT:

(a) Liens for taxes not delinquent or being contested in good faith, by appropriate proceedings;


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(b)  Liens in effect on the date hereof and disclosed to the Bank in writing,
PROVIDED that neither the indebtedness secured thereby nor the Property covered thereby shall increase; and

(c)  Liens in favor of the Bank.

FINANCIAL COVENANTS 7.3 Fail to comply with the requirements set forth below. Unless otherwise provided herein, all such amounts and ratios shall be calculated (a) on the basis of GAAP, and (b) on a consolidated basis, and shall be applicable only to the parent corporation which is a Borrower if there is a Borrower which is a Subsidiary of another Borrower. Compliance with the requirements set forth below shall be determined as of the dates of the financial statements to be provided to the Bank, and Borrower shall deliver schedules reflecting the calculation of such amounts and ratios concurrently with each set of financial statements.

1. TANGIBLE NET WORTH. Maintain a Tangible Net Worth of at least the amount shown below during the corresponding period indicated below:

                         Period           Minimum Tangible Net Worth
                         ------           --------------------------

                     At each month end        $5,500,000.00

2. CURRENT RATIO. Maintain a Current Ratio of at least the ratio shown below during the corresponding period indicated below:

                         Period           Minimum Current Ratio
                         ------           ---------------------

                     At each month end         1.25 : 1.0

3. SUBORDINATED DEBT TO PARENT. Maintain at least $3,057,000 of Subordinated Debt to Parent.

4. ROLLING NET LOSS. Not permit a Net Loss in excess of $200,000 to occur during any consecutive three-month period from and after June 1, 1994.

5. CUMULATIVE NET LOSS. Not permit a cumulative Net Loss in excess of $300,000 to occur from and after June 1, 1994.

The list of financial covenants above does not exhaust the financial concepts which may be important or useful in any analysis of the financial condition of the Borrower.

CORPORATE CHANGES 7.4 In any single transaction or series of transactions, directly or indirectly: (i) liquidate or dissolve; (ii) be a party to any merger or consolidation; (iii) sell or dispose of any interest in any of its Subsidiaries, or permit any of its Subsidiaries to issue any additional equity other than to a Borrower; or (iv) sell, convey or lease all or any substantial part of its assets, EXCEPT for sale of inventory in the ordinary course of business.

RESTRICTED PAYMENTS 7.5 At any time: (a) redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity interest; (b) declare or pay any dividend (EXCEPT stock dividends); (c) make any other payment or distribution of any Property or cash to owners of an equity interest in their capacity as such or to any affiliate of Borrower (including, but not limited to, reimbursement of taxes to Parent); or (d) make any loan, advance, or investment to or in any officer, agent, employee, shareholder, affiliate or any other Person, provided that the foregoing shall not limit repayment of Indebtedness allowed by SECTION 7.1(C).

NATURE OF BUSINESS; MANAGEMENT 7.6 Change the nature of its business or enter into any business which is substantially different from the business in which it is presently engaged, or permit any material change in its management (and any change in the management of Borrower as of the Effective Date, including, without limitation, any change affecting C. B. Russey and/or Douglas T. McLeod, shall be deemed a material


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     change in Borrower's management), or enter into any investments outside of current lines of business.

AFFILIATE TRANSACTIONS   7.7 Enter into any transaction or agreement with any
     officer, director or holder of any outstanding capital stock of Borrower (or any member of the family of any such Person, or any Person controlling, controlled by or under common control with Borrower) unless the same is upon terms substantially similar to those obtainable from wholly unrelated sources.

SUBSIDIARIES 7.8 Form, create or acquire any Subsidiary, other than C. E.
     Services (Europe) Limited.

USE OF PROCEEDS 7.9 Use proceeds of any Loan for any purpose other than as specified in Sections 1.1 and 2.1.

8.  EVENTS OF DEFAULT AND REMEDIES.

EVENTS OF DEFAULT 8.1 If any of the following events ("EVENTS OF DEFAULT") shall occur, then the Bank may do any or all of the following: (1) declare any or all of the Notes to be, and thereupon the Notes shall forthwith become, immediately due and payable, together with all accrued and unpaid interest thereon and all other obligations and indebtedness of the Borrower under the Loan Documents, without notice of acceleration or of intention to accelerate, presentment and demand or protest, all of which are hereby expressly waived; (2) without notice to Borrower, terminate the Commitment and/or the Discretionary Line and accelerate the Termination Date; (3) set off, in any order, against the indebtedness of the Borrower under the Loan Documents any debt owing by the Bank to Borrower, including, but not limited to, any deposit account, which right is hereby granted by Borrower to the Bank; and (4) exercise any and all other rights pursuant to the Loan Documents, at law, in equity or otherwise:

(a) Borrower shall fail to pay any principal of or interest on the Note or any Loan as and when due, or any other obligation under any Loan Document as and when due; or

(b) Borrower shall fail to pay at maturity, or within any applicable period of grace, any principal of or interest on any other borrowed money obligations or shall fail to observe or perform any term, covenant or agreement contained in any agreement or obligation by which it is bound; or

(c) Any representation or warranty made in connection with any of the Loan Documents shall prove to have been incorrect, false or misleading; or

(d) Default shall occur in the punctual and complete performance of any covenant of any of the Parties contained in any Loan Document; or

(e)  The occurrence of an Event of Default under any of the Loan Documents; or

(f) Final judgment for the payment of money shall be rendered against Borrower and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed, or

(g) The sale, encumbrance or abandonment (except as otherwise expressly permitted by this Agreement) of any of the Collateral or the making of any levy, seizure or attachment thereof or thereon; or the loss, theft, substantial damage, or destruction of any material portion of such Property; or

(h) Any order shall be entered in any proceeding against Borrower or any Subsidiary of Borrower decreeing the dissolution, liquidation or split-up thereof, and such order shall remain in effect for 30 days; or


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(i)  Borrower or any Subsidiary of Borrower shall make a general assignment for the benefit of creditors or shall petition or apply to any tribunal for the appointment of a trustee, custodian, receiver or liquidator of all or any substantial part of its business, estate or assets or shall commence any proceeding under any bankruptcy, insolvency, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or any such petition or application shall be filed or any such proceeding shall be commenced against Borrower or any Subsidiary of Borrower and Borrower or such Subsidiary by any act or omission shall indicate approval thereof, consent thereto or acquiescence therein, or an order shall be entered appointing a trustee, custodian, receiver or liquidator of all of any substantial part of the assets of Borrower or any Subsidiary of Borrower or granting relief to Borrower or any Subsidiary of Borrower or approving the petition in any such proceeding, and such order shall remain in effect for more than 30 days; or Borrower or any Subsidiary of Borrower shall fail generally to pay its debts as they become due or suffer any writ of attachment or execution or any similar process to be issued or levied against it or any substantial part of its Property which is not released, stayed, bonded or vacated within 30 days after its issue or levy; or

(j) Borrower and each Subsidiary of Borrower shall have concealed, removed, or permitted to be concealed or removed, any part of its Property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or

(k) A material adverse change shall occur in the assets, liabilities, financial condition, business or affairs of Borrower or any Subsidiary of Borrower; or

(l) Any change shall occur in the ownership of Borrower (other than a one-time transfer by Parent of all of Parent's ownership of Borrower to a new wholly-owned subsidiary of Parent ("New Parent"), with New Parent becoming a guarantor of Borrower's indebtedness to Bank under a guaranty agreement acceptable to Bank, and thereafter, the "Parent" under this Agreement shall be the New Parent);

provided that for a period of five (5) days following any Event of Default pursuant to SECTION 8.1(A) hereof, Bank agrees not to exercise the remedies set forth in SECTION 8.1(1) AND (2) hereof.

REMEDIES CUMULATIVE 8.2 No remedy, right or power of the Bank is intended to be exclusive of any other remedy, right or power now or hereafter existing by contract, at law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative. Nothing herein shall imply any obligation of Borrower to maintain any deposit with the Bank.

9.  MISCELLANEOUS.

NO WAIVER 9.1 No waiver of any Event of Default shall be deemed to be a waiver of any other Event of Default. No failure to exercise or delay in exercising any right or power under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any further or other exercise thereof or the exercise of any other right or power. No amendment, modification or waiver of any of the Loan Documents shall be effective unless the same is in writing and signed by the Person against whom such amendment, modification or waiver is sought to be enforced. No notice to or demand on any Person shall entitle any Person to any other or further notice or demand in similar or other circumstances.

NOTICES 9.2 All notices under the Loan Documents shall be in writing and either delivered against receipt therefor, or mailed by registered or certified mail, return receipt requested, in each case addressed to the address shown on the signature page hereof or to such other address as a party may designate. Except for the notices required by SECTION 2.1 and
     SECTION 3.1 which shall be given only upon actual receipt by the Bank, notices shall be deemed to have been given (whether actually received or not) when delivered (or, if mailed, on the second following Business Day).

GOVERNING LAW/ARBITRATION  9.3  (a) UNLESS OTHERWISE SPECIFIED THEREIN, EACH
     LOAN DOCUMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND AS APPLICABLE, THE UNITED STATES OF AMERICA. To the maximum extent not prohibited by law, any controversy or claim arising out of or relating to the Loan or any Loan Document or any transaction provided for therein, including but not limited to any claim based on or arising from an alleged tort or an alleged breach of any agreement contained in any of the Loan Documents, shall, at the request of any party to the Loan or Loan Documents (either before or after the commencement of judicial proceedings), be settled by mandatory and binding arbitration pursuant to Title 9 of the United States Code and in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). It Title 9 of the United States Code is inapplicable to any such claim or controversy for any reason, such arbitration shall be conducted pursuant to the Texas General Arbitration Act and in accordance with the Commercial Arbitration Rules of the AAA. In any such arbitration proceeding: (i) all statutes of limitations which would otherwise be applicable shall apply, and (ii) the proceeding shall conducted in the city in which the principal office of the Bank is located in Texas, by a single arbitrator, if the amount in controversy is $1 million or less or by a panel of three arbitrators if the amount in controversy is over $1 million. All arbitrators shall be selected by the process of appointment from a panel, pursuant to Section 13 of the AAA Commercial Arbitration Rules. Any award rendered in any such arbitration proceeding shall be final and binding, and judgment upon any such award may be entered in any court having jurisdiction.

(b) If any party to the Loans or Loan Documents files a proceeding in any court to resolve any such controversy or claim, such action shall not constitute a waiver of the right of such party or a bar to the right of any other party to seek arbitration under the provisions of this Section of that or any other claim or controversy, and the court shall, upon motion of any party to the proceeding, direct that such controversy or claim be arbitrated in accordance with this Section.

(c) No provision of, or the exercise of any rights under, this Section shall limit or impair the right of any party to the Loan Documents before, during or after any arbitration proceeding to: (i) exercise self-help remedies such as setoff or repossession; (ii) foreclose (judicially or otherwise) any lien on or security interest in any real or personal property Collateral; or (iii) obtain emergency relief from a court of competent jurisdiction to prevent the dissipation, damage, destruction, transfer, hypothecation, pledging or concealment of assets or of Collateral securing any indebtedness, obligation or guaranty referenced in the Loan Documents. Such emergency relief may be in the nature of, but is not limited to: pre-judgment attachments, garnishments, sequestration, appointments or receivers, or other emergency injunctive relief to preserve the status quo.

(d) To the extent arbitration is prohibited by law or in the event of judicial proceedings for whatever reason, Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Loan or the Loan Documents brought in the district courts of the county in Texas in which the principal office of the Bank is located, or in the United States District Court for the District of Texas in which the Bank's principal office is located, (collectively, the "COURTS"), or any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Borrower hereby irrevocably agrees that any judicial proceeding against the Bank arising out of or in connection with the Loan Documents shall be brought in the Courts. Nothing contained herein, however, shall be construed as a waiver of Borrower's or the Bank's right to compel arbitration of disputes pursuant to subparagraphs (a) and (b), above.

SURVIVAL; PARTIES BOUND; ASSIGNMENT 9.4 All representations, warranties, covenants and agreements made by or on behalf of Borrower in connection with the Loan Documents shall survive the execution and delivery of the Loan Documents; shall not be affected by any investigation made by any Person, and shall bind Borrower and the heirs, devisees, executors, administrators, personal representatives, successors, trustees, receivers and assigns of Borrower and inure to the benefit of the successors and assigns of the Bank; PROVIDED that the undertaking of the Bank hereunder to make Loans to the Borrower shall not inure to the benefit of any successor or assign of Borrower. Except as otherwise provided herein, the term of this Agreement shall be until the final maturity of the Notes and the full and final payment of all amounts due under the Loan Documents. This Agreement and the Loans may be transferred or assigned by Bank in Bank's sole discretion, and any transferee or assignee shall be entitled to the benefits hereof.

DOCUMENTARY MATTERS 9.5 This Agreement may be executed in several identical counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument,and all such separate counterparts shall constitute but one and the same instrument. The headings and captions appearing in the Loan Documents have been included solely for convenience and shall not be considered in construing the Loan Documents. The Loan Documents embody the entire agreement between the Borrower and the Bank and supersede all prior proposals, agreements and undertakings. If any provision of any Loan Document shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

EXPENSES 9.6 Any provisions to the contrary notwithstanding, and whether or not the transactions contemplated by this Agreement shall be consummated, the Borrower agrees to pay on demand all out-of-pocket expenses (including, without limitation, the fees and expenses of counsel for the Bank) in connection with the negotiation, preparation, execution, filing, recording, modification, supplementing and waiver of the Loan Documents and the making, servicing and collection of the Loans. Such fees for the negotiation, preparation and execution only of the Loan Documents shall not exceed $1,500.00. The obligations of the Borrower under this and the following section shall survive the termination of this Agreement.

INDEMNIFICATION 9.7 The Borrower agrees to indemnify, defend and hold the Bank harmless from and against any and all loss, liability, obligation, damage, penalty, judgment, claim, deficiency and expense (including interest, penalties, attorneys' fees and amounts paid in settlement) to which the Bank may become subject arising out of or based upon the Loan Documents or any Loan, including that resulting from the Bank's own negligence, EXCEPT and to the extent caused by the gross negligence or willful misconduct of the Bank.

NATURE OF OBLIGATIONS 9.8 If more than one Borrower executes this Agreement, all of the representations, warranties, covenants and agreements of the Borrower shall be joint and several obligations of the Borrower.

CONSOLIDATION 9.9 All financial statements for Borrower shall be prepared on both a consolidated and consolidating basis and all financial amounts and ratios with respect to Borrower shall be computed on a consolidated basis.

USURY NOT INTENDED 9.10 It is the intent of Borrower and of Bank in the execution and performance of this Agreement and any other Loan Document to contract in strict compliance with the usury laws of the State of Texas and as applicable, the United States of America. Borrower and Bank agree that none of the terms and provisions contained in this Agreement or any other Loan Document shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate in excess of the maximum nonusurious rate of interest permitted to be charged by applicable Federal or Texas law (whichever shall permit the higher lawful rate) from time to time in effect ("Highest Lawful Rate"). At all times, if any, that Chapter One of the Texas Credit Code shall establish the Highest Lawful Rate, the Highest Lawful Rate shall be the "indicated rate ceiling" as defined in that Chapter. The provisions of this paragraph shall control over all other provisions of this Agreement and all other Loan Documents which may be in apparent conflict herewith. In the event Bank shall collect moneys which are deemed in constitute interest in excess of the legal rate, such moneys shall be immediately returned to the payor thereof (or, at the option of Bank, credited against the unpaid principal of the Note or Notes) upon such determination.

CONFLICT 9.11 In the event of a conflict or an inconsistency between the terms of this Agreement and the terms of the Original Credit Agreements, this Agreement shall prevail.

10.  DEFINITIONS.

Unless the context otherwise requires, capitalized terms used in Loan Documents have these meanings:

AUTHORITY DOCUMENTS shall mean certificates of authority to transact business, Certificates of Good Standing, borrowing resolutions (with secretary's certificate), Secretary's Certificates of Incumbency, and other documents which empower and enable Borrower or its representatives to enter into agreements evidenced by Loan Documents or evidence such authority.

CASH FLOW shall mean net income (after interest and tax expense) plus amortization of intangibles and depreciation.

COLLATERAL shall mean all Property, tangible or intangible, real, personal or mixed, now or hereafter subject to the Security Agreements, or intended so to be.

CORPORATION shall mean corporations, partnerships, joint ventures, joint stock associations, business trusts and other business entities.

CURRENT ASSETS shall mean all cash, customers' accounts and other receivables due within one year from statement date, inventory, deposits, marketable securities, and prepaid expenses to be consumed within one year from statement date.

CURRENT LIABILITIES shall mean all amounts due or to become due for payment within twelve (12) months of statement date.

CURRENT RATIO shall mean the ratio of Current Assets to Current Liabilities.

GOVERNMENT AUTHORITY shall mean foreign governmental authority, the United
     States of America, any State of the United States and any political subdivision of any of the foregoing, and any agency, department, commission, board, bureau, court or other tribunal having jurisdiction over the Bank or Borrower, any Subsidiary of Borrower or any guarantor of any indebtedness hereunder or their respective Property.

INDEBTEDNESS shall mean and include (a) all items which in accordance with GAAP would be included on the liability side of a balance sheet on the date as of which Indebtedness is to be determined (excluding capital stock, surplus, surplus reserves and deferred credits); (b) all guaranties, endorsements and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, Indebtedness of others;
     (c) all Indebtedness secured by any Lien existing on any interest of the Person with respect to which Indebtedness is being determined in Property owned subject to such Lien whether or not the Indebtedness secured thereby shall have been assumed; and (d) all amounts due or owing to Parent.

LEGAL REQUIREMENT shall mean any law, ordinance, decree, requirement, order, judgment, rule, regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

LIEN shall mean any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract.

LOAN DOCUMENTS shall mean this Agreement, the Notes, Security Agreements, the
     Original Agreements, the agreements, documents, instruments and other writings contemplated by this Agreement or listed on Annex I, all other assignments, deeds, guaranties, pledges, instruments, certificates and agreements now or hereafter executed or delivered to the Bank pursuant to any of the foregoing, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

NET LOSS shall mean the net loss (before income taxes) of Borrower and Subsidiary on a consolidated basis, determined in accordance with GAAP.

ORGANIZATION DOCUMENTS shall mean, with respect to a corporation, the certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a partnership, joint venture, or trust, the agreement or instrument establishing such entity; in each case including any and all modifications thereof as of the date of the Loan Document referring to such Organizational Document and any and all future modifications thereof which are consented to by the Bank.

PARTIES shall mean all Persons other than the Bank executing any Loan Document.

PERSON shall mean any individual, Corporation, trust, unincorporated organization, Governmental Authority or any other form of entity.

PROPER FORM shall mean in form and substance satisfactory to the Bank.

PROPERTY shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

SECURITY AGREEMENTS shall mean any security agreement, deed of trust, assignment or other security document which secures repayment of any of the Notes.

SUBORDINATED DEBT shall mean any Indebtedness subordinated to Indebtedness due
     Bank on terms satisfactory to Bank.

SUBSIDIARY shall mean, as to a particular parent Corporation, any Corporation of which 50% or more of the indicia of equity rights is at the time directly or indirectly owned by such parent Corporation or by one or more Persons controlled by, controlling or under common control with such parent Corporation.

TANGIBLE NET WORTH shall mean as at any date: (1) the aggregate amount at which all assets of Borrower would be shown on a balance sheet at such date after deducting loans and advances to officers and employees, any amounts due Borrower's parent Corporation, capitalized research and development costs, capitalized interest, debt discount and expense, goodwill, patents, trademarks, copyrights, franchises, licenses and such other assets as are properly classified as "intangible assets", less; (2) the aggregate amount of all Indebtedness, liabilities (including tax and other proper accruals) and reserves of Borrower excluding Subordinated Debt.

TERMINATION DATE shall mean the earlier of (a) June 30, 1995; or (b) the date specified by the Bank pursuant to SECTION 8.1 hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL
     AGREEMENT BETWEEN BANK AND THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF BANK AND THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN BANK AND THE PARTIES.

                              BORROWER:

                              C. E. SERVICES, INC.



                              By:   /s/ C.B. Russey
                              Name: C.B. Russey
                              Title: President
                              Address:  2895 113th Street
                                   Grand Prairie, Texas  75050

                              BANK:

                              TEXAS COMMERCE BANK
                              NATIONAL ASSOCIATION



                              By:    /s/ Ray Kingsbury
                              Name:  Ray Kingsbury
                              Title: Senior Vice President
                              Address:  201 Main Street
                                      Fort Worth, Texas  76102
LIST OF EXHIBITS
A:   Borrowing Base Report
B:   Compliance Certificate
C:   Request for Loan
Annex I:  List of Loan Documents